                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICAN BIOGENETIC SCIENCES, INC.

It is hereby certified that:

      1. The present name of the Corporation (hereinafter called the "Corporation") is American Biogenetic Sciences, Inc., which is the name under which the Corporation was originally incorporated. The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is September 1, 1983.

      2. The provisions of the Certificate of Incorporation of the Corporation, as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument without further amendment and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

      3. The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

                     "RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICAN BIOGENETIC SCIENCES. INC.

                                      *****

      1. The name of the Corporation is

         AMERICAN BIOGENETIC SCIENCES, INC.

      2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The aggregate number of shares which the Corporation shall have authority to issue is 53,000,000, of which (i) 50,000,000 shares, having a par value of $.001 per share, shall be Class A Common Stock, and (ii) 3,000,000 shares, having a par value of $.00l per share, shall be Class B Common Stock

      The following sets forth the relative rights, powers, preferences and limitations of the shares of each class of stock.

            (a) The holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to the same rights and privileges, and shall share equally, share and share alike, in the distribution of any funds which the Board of Directors may declare or set aside or pay out as dividends, and shall share equally, share and share alike, in the distribution of any and all dividends and in the distribution of assets in the event of liquidation, whether voluntary or involuntary, and after the payment of all debts of the Corporation, and shall be alike in all other respects, except that each holder of Class B Common Stock shall be entitled to ten votes for each share of Class B Common Stock held by such holder, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held by such holder. The holders of the Class A Common Stock and Class B Common Stock shall vote as one class.

            (b) Each share of Class B Common Stock may be converted into one share of Class A Common Stock at the option of the bolder thereof.

            (c) No person holding shares of Class B Common Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, as Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee, and upon any attempted transfer of shares not permitted hereunder said shares of Class B Common Stock shall be converted into Class A Common Stock. A Permitted Transferee shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Common Stock:

                  (i) a trust principally for the benefit of the Class B Stockholder; and

                  (ii) a partnership or corporation a majority of the beneficial ownership of which is owned by the Class B Stockholder.

            (d) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Article 4. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be converted into shares of Class A Common Stock.

            (e) At any time when the number of outstanding shares of Class B Common Stock as reflected on the stock transfer books of the Corporation falls below 5% of the aggregate number of the issued and outstanding shares of the Class A Common Stock and Class B Common Stock of the Corporation, or the Board of Directors and the holders of a majority of the outstanding shares of Class B Common Stock approve the conversion of all of the Class B Common Stock into Class A Common Stock, then, immediately upon the occurrence of either such event, the outstanding shares of Class B Common Stock shall be converted into shares of Class A Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock.

            (f) Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or an entity which, possess the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note on the certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Article 4.

            (g) The Corporation shall, at all times, reserve and keep available out of authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.

      5. The Corporation is to have perpetual existence.

      6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

      7. Elections of Directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

      8. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      9. No Director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (1) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the Director derived an improper personal benefit."

Signed on July 29, 1996


                                            /s/ Alfred J. Roach
                             ---------------------------------------------------
                             Alfred J. Roach, Chairman of the Board of Directors

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       AMERICAN BIOGENETIC SCIENCES, INC.

It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is American Biogenetic Sciences, Inc.

      2. The Certificate of Incorporation of the Corporation if hereby amended by striking out Article 4. thereof and by substituting in lieu of said Article the following new Article:

            "4. The aggregate number of shares which the Corporation shall have authority to issue is 103,000,000, of which (i) 100,000,000 shares, having a par value of $.001 per share, shall be Class A Common Stock, and (ii) 3,000,000 shares, having a par value of $.001 per share, shall be Class B Common Stock.

                  The following sets forth the relative rights, powers, preferences and limitations of the shares of each class of stock.

                  (a) The holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to the same rights and privileges, and shall share equally, share and share alike, in the distribution of any funds which the Board of Directors may declare or set aside or pay out as dividends, and shall share equally, share and share alike, in the distribution of any and all dividends and in the distribution of assets in the event of liquidation, whether voluntary or involuntary, and after the payment of all debts of the Corporation, and shall be alike in all other respects, except that each holder of Class B Common Stock shall be entitled to ten votes for each share of Class B Common Stock held by such holder, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held by such holder. The holders of the Class A Common Stock and Class B Common Stock shall vote as one class.

                  (b) Each share of Class B Common Stock may be converted into one share of Class A Common Stock at the option of the holder thereof.

                  (c) No person holding shares of Class B Common Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, as Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee, and upon any attempted transfer of shares not permitted hereunder said shares of Class B Common Stock shall be converted into Class A Common Stock. A Permitted Transferee shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Common Stock:

                        (i) a trust principally for the benefit of the Class B Stockholder; and

                        (ii) a partnership or corporation a majority of the beneficial ownership of which is owned by the Class B Stockholder.

                  (d) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledge pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledge, provided that such shares shall not be transferred to or registered in the name of the pledge and shall remain subject to the provisions of this Article 4. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be converted into shares of Class A Common Stock.

                  (e) At any time when the number of outstanding shares of Class B Common Stock as reflected on the stock transfer books of the Corporation falls below 5% of the aggregate number of the issued and outstanding shares of the Class A Common Stock and Class B Common Stock of the Corporation, or the Board of Directors and the holders of a majority of the outstanding shares of Class B Common Stock approve the conversion of all of the Class B Common Stock into Class A Common Stock, then, immediately upon the occurrence of either such event, the outstanding shares of Class B Common Stock shall be converted into shares of Class A Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock.

                  (f) Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or an entity which, possess the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note on the certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Article 4.

                  (g) The Corporation shall, at all times, reserve and keep available out of authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock."

      3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed on June 15, 1999


                                         /s/ John S. North
                                         ------------------------
                                         John S. North, President

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 03/03/2000
                                                          001108829 - 2015219

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICAN BIOGENETIC SCIENCES, INC.

      AMERICAN BIOGENETIC SCIENCES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 242 of the Delaware General Corporation Law, hereby certifies as follows:

      1. The Board of Directors of the Corporation by unanimous written consent dated as of January 20, 2000, duly adopted the following resolutions in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law;

      RESOLVED:   The first two paragraphs of Article 4 of the Company's
                  Restated Certificate of Incorporation, as amended, are to be deleted in their entirety and replaced with the following:

                  "4. The aggregate number of shares which the Corporation shall have authority to issue is 113,000,000, of which (i) 100,000,000 shares, having a par value of $.001 per share, shall be Class A Common Stock (ii) 3,000,000 shares, having a par value of $.001 per share, shall be Class B Common Stock and (iii) 10,000,000 shares, having a par value of $.001 per share, shall be Preferred Stock.

                              PART A - COMMON STOCK
                              ---------------------

                        The relative rights, powers, preferences and limitations
                  of the Corporation's classes of Common Stock are as follows:"

      RESOLVED:   Article 4 of the Company's Restated Certificate of
                  Incorporation, as amended. is further amended by adding a new
                  Part B immediately after the present paragraph 14(g) thereof:

                            PART B - PREFERRED STOCK
                            ------------------------

                        SECTION 1. GENERAL. The Preferred Stock may consist of
                  one or more series. The Board of Directors may, from time to time, establish and designate the different series and the variations in the relative rights and preferences as between the different series provided Part B, Section 2 of this
                  Article 4, but in all other respects all shares of the Preferred Stock shall be identical. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

                        SECTION 2. ESTABLISHMENT OF A SERIES. Subject to the
                  provisions of this Article 4, the Board of Directors is authorised to establish one or more series of Preferred Stock and, to the extent now or hereafter permitted by the laws of the State of Delaware, to fix and determine the voting powers, designations preferences, and relative, participating, optional, or other special rights and qualifications, limitations or restrictions of each series, including but not limited to:

                        (a) the number of shares to constitute such series and
                  the distinctive designation of such series;

                        (b) the dividend rate on the shares of such series and
                  preferences, if any, and the special and relative rights of such shares of such series as to dividends;

                        (c) whether or not the shares of such series shall be
                  redeemable, and, if redeemable, the price, terms and manner of redemption;

                        (d) the preferences, if any, and the special and
                  relative rights of the shares of such series upon liquidation of the corporation;

                        (e) whether or not the shares of such series shall be
                  subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

                        (f) whether or not the shares of such series shall be
                  convertible into shares of any other class or of any other series of the same or any other class of stock of the corporation and, if so, the conversion price or ratio and other conversion rights;

                        (g) the conditions under which the shares of such series
                  shall have separate voting rights or no voting rights; and

                        (h) such other designations, preferences and relative,
                  participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extant now and hereafter permitted by the laws of the State of Delaware.

                        Notwithstanding the fixing of the number of shares
                  constituting a particular series, the Board of Directors may at any time authorize the issuance of additional shares of the same series.

                        SECTION 3. DIVIDENDS. Holders of Preferred Stock shall
                  be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cash dividends at the rates fixed by the Board of Directors for the respective series, payable on such dates in each year as the Board of Directors shall fix for the respective series as provided in Part B, Section 2 (hereinafter referred to as "dividend dates"). Until all accrued dividends on each series of Preferred Stock shall have been paid through the last preceding dividend date of each such series, no dividend or distribution shall be made to holders of Common Stock other than a dividend payable in Common Stock of the corporation. Dividends on shares of any cumulative series of Preferred Stock shall accumulate from and after the day on which such shares are issued, but arrearages in the payment thereof shall not bear interest. Nothing herein contained shall be deemed to limit the right of the corporation to purchase or otherwise acquire at any time any shares of its capital stock.

                        For purposes of this Article 4, the amount of dividends
                  "accrued" on any shares of any cumulative series of Preferred Stock us at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared. The amount of dividends "accrued" on any noncumulative series of Preferred Stock shall mean only those dividends declared by the Board of Directors, unless otherwise specified for such series by the Board of Directors pursuant to Part B, Section 2.

                        SECTION 4. LIQUIDATION. Upon the voluntary or
                  involuntary liquidation of the corporation, before any payment or distribution of the assets of the corporation shall be made to or set apart for any other class of stock, the holders of Preferred Stock shall be entitled to payment of the amount of the preference payable upon such liquidation of the corporation fixed by the Board of Directors for the respective series as provided in Part B, Section 2. If, upon any such liquidation, the assets of the corporation shall be insufficient to pay in full to the holders of the Preferred Stock the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders at each series of Preferred Stock ratably in accordance with the sums which would be payable on such distribution of all sums payable were discharged in full. The voluntary sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the corporation, the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a liquidation of the corporation for the purpose of this Section 4.

                        SECTION 5. RETIREMENT. Any shares of Preferred Stock
                  which shall at any time have been redeemed, or which shall at any time have been surrendered for conversion or exchange or for cancellation pursuant to any sinking or purchase fund provisions with respect to any series of Preferred Stock, shall be retired and shall thereafter have the status of authorized and unissued shares of Preferred Stock undesignated as to series.

                        SECTION 6. VOTING RIGHTS. The Common Stock shall have
                  exclusive voting power except as required by law and except to the extent the Board of Directors shall, at the time any series of Preferred Stock is established, determine that the shares of such series shall vote (a) together as a single class with shares of Common Stock and/or with shares of Preferred Stock (or one or more other series thereof) on all or certain matters presumed to the stockholders and/or upon the occurrence of any specified event or condition, and/or (b) exclusively on certain matters, or, upon the occurrence of any specified event or condition, on all or certain matters. The Board of Directors, in establishing a series of Preferred Stock and fixing the voting rights thereof, may determine that the voting power of each share of such series may be greater or less than the voting power of each share of the Common Stock or of other series of Preferred Stock notwithstanding that the shares of such series of Preferred Stock may vote as a single class with the shares of other series of Preferred Stock and/or with the shares of Common Stock

      2. The foregoing amendment to the Certificate of Incorporation was duly adopted by the stockholders by written consent given in accordance with Section 228 of the Delaware General Corporation Law in accordance with the provision of
Section 242 of the General Corporation Law of Delaware as of March 2, 2000 and written notice of the adoption of this amendment to the Restated Certificate of Incorporation has been given as provided in Section 228 of the Delaware General Corporation Law to every stockholder entitled so such notice.

      IN WITNESS WHEREOF, American Biogenetic Sciences, Inc. has caused this Certificate of Amendment of its Restated Certificate of Incorporation to be signed by Timothy J. Roach, its Secretary, as of this 2nd day of March, 2000.

                                  AMERICAN BIOGENETIC SCIENCES, INC.

                                  By: /s/ Timothy J. Roach
                                      ---------------------------------------
                                      Timothy J. Roach, Secretary

               CERTIFICATE OF DESIGNATION, NUMBER, VOTING POWERS,
                     PREFERENCES AND RIGHTS OF THE SERIES OF
                               THE PREFERRED STOCK

                                       OF

                       AMERICAN BIOGENETIC SCIENCES, INC.

                                TO BE DESIGNATED
                      SERIES A CONVERTIBLE PREFERRED STOCK

      American Biogenetic Sciences, Inc., a Delaware corporation (the "Corporation"), pursuant to authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board of Directors of the Corporation, by written consent dated January 20, 2000, duly adopted the following resolution providing for the establishment and issuance of a series of Preferred Stock to be designated "Series A Convertible Preferred Stock" and to consist of 7,000 shares, as follows:

      RESOLVED, that, pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, of the 10,000,000 shares of Preferred Stock authorized under the Restated Certificate of Incorporation, 7,000 shares are hereby designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"); the Board of Directors be and hereby is authorized to issue such shares of Series A Preferred stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and subject to the limitations provided by law and by the Restated Certificate of Incorporation, the powers, designations, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, the Series A Preferred Stock shall be as follows:

      SECTION 1. DEFINITIONS. For the purposes hereof, the following definitions shall apply:

      "Average Market Price" means the arithmetic average (rounded to the nearest cent) of the Market Price per share of the Class A Common Stock for the twenty (20) consecutive trading days ending on the second trading day prior to the date of determination.

      "Board of Directors" means the Board of Directors of this corporation.


                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:05 AM 03/03/2000
                                                          001108832 - 2016219

      "Common Stock" means the Class A Common Stock or the Class B Common Stock of the corporation.

      "Conversion Price" means the amount set forth in Section 4(a), as adjusted pursuant to Section 5.

      "Convertible Securities" means any evidence of indebtedness, stock (other than Common Stock or the Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

      "Junior Shares" means all shares of Common Stock of this corporation or any other stock ranking junior to the Series A Preferred Stock in dividends or liquidation rights.

      "Market Price" means on any particular date (a) if the Common Stock is then principally traded on any national securities exchange or the Nasdaq National Market, the closing sale price per share of the Common Stock on such date on the principal market on which the Common Stock is then traded, or if there is no such sale price on such date then the closing sale price on the date nearest preceding such date, or (b) if the Common Stock is not then listed on a national securities exchange or the Nasdaq National Market, the average of the bid and asked price for a share of Common Stock on the Nasdaq SmallCap Market or in the over-the-counter market as reported by the Nasdaq Bulletin Board or National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions or reporting prices), or (c) if the Common Stock is not publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser (which shall conduct a good faith appraisal) selected by the Holders of a majority in interest of the shares of the Series A Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser (which shall conduct a good faith appraiser), in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

      "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

      "Original Issue Date" means the date on which a share of Series A Preferred Stock was first issued.

      "Subsidiary" means any corporation at least 50% of whose outstanding voting shares shall at the time be owned directly or indirectly by this corporation or by one or more subsidiaries, or by this corporation and one or more subsidiaries.

      SECTION 2. DIVIDEND RIGHTS. In each fiscal year of the corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive, before any cash dividends shall be declared and paid upon or set aside for the Junior Shares in such fiscal year, when and as declared by the Board of Directors of the corporation out of the funds legally available for that purpose, dividends payable in cash in an amount per share for such fiscal year at least equal to the product of (i) the per share amount, if any, of the cash dividend declared, paid or set aside for the Class A Common Stock during such fiscal year, multiplied by (ii) the number of whole shares of Class A Common Stock into which each share of Series A Preferred Stock is then convertible.

      SECTION 3. LIQUIDATION PREFERENCE.

      (a) PREFERENCE. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, voluntarily or involuntarily, the holders of each share of Series A Preferred Stock, prior to any distribution to the holders of Junior Shares, shall be entitled to receive pro rata a preferential amount equal to $500 per share (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization) of Series A Preferred Stock held by them (the "Series A Preferred Stock Liquidation Preference"). After payment or setting apart for payment of the Series A Preferred Stock Liquidation Preference, the remaining assets of the corporation, if any, shall be distributed among the holders of the Junior Shares. If, upon such liquidation, dissolution or winding up, the assets of the corporation are insufficient (after payment of the liquidation preference of any class of preferred stock ranking senior on liquidation to the Series A Preferred Stock) to provide for the payment of the Series A Preferred Stock Liquidation Preference for each share of Series A Preferred Stock outstanding, such assets as are available shall be paid out pro rata among the shares of Series A Preferred Stock.

      (b) MERGER OR ACQUISITION. A merger or consolidation of the corporation with or into another corporation or entity (whether or not the corporation is the surviving entity if, after the merger or consolidation, more than 50% of the voting stock of the surviving corporation is owned by persons who were not holders of voting stock of this corporation prior to the merger or consolidation), or the sale of all or substantially all the assets of the corporation, shall be deemed to be a liquidation, dissolution or winding up the Corporation for purposes of this Section 3 if the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and of any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock, acting together as a single class, so elect by giving written notice thereof to the corporation at least three days before the effective date of such event. If no such notice is given, the provisions of Section 4(c) shall apply. The amount deemed distributed to the holders of Series A Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or other securities received in the merger or consolidation which shall be determined in good faith by the Board of Directors of the corporation.

      SECTION 4. CONVERSION OF SERIES A PREFERRED STOCK.

      The holders of the Series A Preferred Stock shall have conversion rights in accordance with the following provisions:

      (a) RIGHT TO CONVERT AND CONVERSION PRICE. If the holders of at least a majority of Series A Preferred Stock so elect at any time after the Original Issue Date, all shares Series A Preferred Stock shall be converted, at the office of the corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing $500 by the Conversion Price, determined and adjusted as hereafter provided, in effect at the time of conversion. The initial Conversion Price shall be $500 per share, and it shall be subject to adjustment upon certain events as provided in this Section 4.

      (b) MANDATORY CONVERSION. The corporation at its option may elect to have all the shares of Series A Preferred Stock automatically converted into shares of Class A Common Stock at the then effective Conversion Price if the Market Price at any time exceeds $5.00. All holders of record of shares of Series A Preferred Stock will be given at least 20 days' prior written notice of the date fixed and place designated for mandatory conversion of the Series A Preferred Stock. Such notice shall be sent by certified mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address appearing on the stock register of the corporation. On or before the date so fixed for conversion, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the corporation at the place designated in exchange for the number of shares of Class A Common Stock to which such holder is entitled. The mechanics for conversion and other provisions relating to conversion of Series A Preferred Stock into Class A Common Stock and payments in lieu of fractions set forth elsewhere in this
Section 4 shall apply to the mandatory conversion of the Series A Preferred
Stock.

      (c) EFFECT OF ACQUISITION ON SERIES A PREFERRED STOCK. In the event of a merger or consolidation of the corporation with or into another corporation or entity or a sale by the corporation of all or substantially all of its assets, and in the case of successive such mergers, consolidations or sales except for any such transactions as are treated as a liquidation under Section 3(b) hereof, thereafter the shares of Series A Preferred Stock then outstanding shall be convertible into the number and kind of securities of the acquiring or surviving corporation (or such other entity whose securities are delivered in exchange for the Class A Common Stock of the corporation) to which the holders of the Series A Preferred Stock would have been entitled if such holders had converted their Series A Preferred Stock into Class A Common Stock or the common stock of any successor to the corporation upon the consummation of such sale, merger or consolidation; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 and Section 5 with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 and Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

      (d) MECHANICS OF CONVERSION. No fractional shares of Class A Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional share to which a holder of Series A Preferred Stock would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Class A Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, at the office of the corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Class A Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any such amounts payable in order to avoid a conversion into fractional shares of Class A Common Stock, except as provided in paragraphs (b) and (c), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Bonus A Preferred Stock to be converted, and the person or persona entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

      (e) NO IMPAIRMENT. The corporation will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

      (f) NOTICES OF RECORD DATE, ETC. In the event that the corporation shall propose at any time:

            (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

            (ii) to offer for subscription pro rata to the holders of any class of its stock any additional shares of stock of any class or other rights;

            (iii) to subdivide, or combine its outstanding Common Stock;

            (iv) so effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

            (v) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or so liquidate, dissolve or wind up;

then, in connection with each such event, the corporation shall send to the holders of the Series A Preferred Stock:

                  (A) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution, subscription rights, subdivision or combination (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in clauses (iv) and (v) above; and

                  (B) in the case of the matters referred to in clauses (iv) and (v) above, at least 20 days' prior written notice of the date when the same shall take place (specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

      Each such written notice shall be given by certified mail, postage prepaid, addressed to the holders of Series A Preferred Stock at the address for each such holder as shown on the books of the corporation.

      (g) ADJUSTMENT FOR COMBINATION OR CONSOLIDATION OF COMMON STOCK. In the event the outstanding shares of Class A Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Class A Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

      (h) ADJUSTMENT FOR STOCK DIVIDEND OR SUBDIVISION. In the event the corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Class A Common Stock, or effect a subdivision of the outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock by reclassification or otherwise than by payment of a dividend in Class A Common Stock, then and in any such event, the Conversion Price in effect immediately prior to such subdivision or stock dividend shall forthwith be proportionately reduced.

      (i) RESERVATION OF COMMON STOCK. The corporation shall, at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing she Conversion Price below the then par value of the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock, the corporation will take any corporate action which may in the opinion of its counsel, be necessary in order that the corporation may validly and legally issue fully paid and nonassessable shares of such Class A Common Stock at such adjusted Conversion Price.

      (j) CANCELLATION OF SERIES A PREFERRED STOCK. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notice and to vote, shall forthwith cease and terminate except only the rights of the holders thereof to receive shares of Class A Common Stock in exchange therefor and payment of any accrued amid unpaid dividends thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled, and shall not be reissued, and the corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

      SECTION 5. VOTING RIGHTS OF SERIES A PREFERRED STOCK.

      (a) GENERAL. Except as expressly set forth in this Section and except as otherwise required by law, the Series A Preferred Stock shall have no voting rights.

      (b) MATTERS AFFECTING SERIES A PREFERRED STOCK. So long as any Series A Preferred Stock shall be outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock, take any of the following actions:

            (i) amend or repeal any provision of, or add any provision to the corporation's Restated Certificate of Incorporation or By-laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, such Series A Preferred Stock;

            (ii) authorize or issue shares of any class of stock having any preference or priority as to dividends or users superior to or on a parity with any such preference or priority of the Series A Preferred Stock;

            (iii) reclassify any Junior Shares into shares having any preference to, or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock;

            (iv) declare any dividend or distribution upon any class of its stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; or

            (v)   repurchase or redeem any class of its stock.

      (c) SPECIAL VOTE FOR LIQUIDATIONS. The corporation may not liquidate, dissolve or wind up if the assets of the corporation then available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled upon such liquidation, dissolution or winding up under section 3(a), without the prior written approval of the holders of a majority of the then outstanding shares of Series A Preferred Stock. In the event such approval has been obtained, and the amount distributed to holders of Series A Preferred Stock shall be less than the full amount provided under section 3(a), the holders of Series A Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable with respect to the shares held by then upon such distribution if such amounts payable on or with respect to such shares were paid in full.

      IN WITNESS WHEREOF, the corporation has caused its corporate seal to be affixed hereto and this Certificate of Designation to be signed by its Chairman of the Board and attested to by its Secretary this 2nd day of March, 2000.


                                   AMERICAN BIOGENETIC SCIENCES, INC.


                                   By: /s/ Alfred J. Roach
                                       ------------------------
                                       Alfred J. Roach
                                       Chairman of the Board

ATTEST

/s/ Timothy J. Roach
--------------------------
Timothy J. Roach
Secretary